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                                                                Exhibit 99(d)(2)

CERTIFICATE NO.                                                 SHARES

        1


     MBIA CAPITAL/CLAYMORE MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND
                Organized Under the Laws of The State of Delaware

                   Auction Market Preferred Shares - Series __

                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                               Cusip No. ________


     This certifies that Cede & Co. is the owner of _____ fully paid and non-assessable shares of Auction Market Preferred Shares - Series __, par value $.001 per share, $25,000 liquidation preference per share, of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund, a Delaware statutory trust, (the "Fund") transferable only on the books of the Fund by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Amended and Restated Agreement and Declaration of Trust, as amended from time to time, and the Statement of Preferences for Preferred Shares, as amended from time to time, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this ____ day of October 2003.


THE BANK OF NEW YORK                        MBIA CAPITAL/CLAYMORE
As Transfer Agent and Registrar             MANAGED DURATION
                                            INVESTMENT GRADE MUNICIPAL
                                            FUND


By:                                           By:
   -------------------------                     -------------------------------
   Authorized Signature                            Name:
                                                   Title:


                                              Attest:
                                                     ---------------------------
                                                   Name:
                                                   Title:

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FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers ___ Shares represented by this Certificate unto _______________, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated:                      ,
       ---------------------  -------


In presence of:


---------------------                 --------------------


Shares of Auction Market Preferred Shares - Series __ evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Amended and Restated Agreement and Declaration of Trust and the Fund's Statement of Preferences.

The Fund will furnish to any shareholder, upon request and without charge, the Fund's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.